EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2013 Fourth Quarter
and Full Year Financial Results

ROSEVILLE, Calif., – June 25, 2013 – Daegis (NASDAQ: DAEG), an eDiscovery and information management company, today announced financial results for its fiscal 2013 fourth quarter and full-year ended April 30, 2013.

Fourth Quarter Fiscal 2013 Financial and Business Highlights

  Fourth quarter total revenue of $9.8 million, a decrease of 0.4% year-over-year
  Fourth quarter GAAP net income of $188,000 or $0.01 per share, compared to a GAAP net loss of $15.7 million or $1.08 loss per share last year
  Fourth quarter Adjusted EBITDA of $1.5 million, compared to $331,000 last year (1)
  Non-GAAP net income of $610,000 or $0.04 per share, compared to a Non-GAAP net loss of $403,000, or $0.03 loss per share last year (1)
  Company announced new e-discovery partner program for resellers and OEM partners
  Company launched new trade-up program to migrate NearPoint archive customers to the AXS-One archive
  Gupta Technologies signed an alliance partnership with Fujitsu for the Composer migration software offerings

Full-Year Fiscal 2013 Financial and Business Highlights

  Full-year total revenue of $40.2 million, a decrease of 7.5% from the prior year
  Full-year GAAP net income of $532,000, compared to a loss of $16.7 million last year
  Full-year Adjusted EBITDA of $5.6 million, compared to $6.1 million last year (1)
  Full-year Non-GAAP net income of $2.3 million, a decrease compared to $2.6 million in the prior year (1)
  Cash and cash equivalents at April 30, 2013 totaled $5.5 million, an increase of $700,000 compared to the April 30, 2012 ending cash balance
  Total outstanding debt was $17.7 million at April 30, 2013, a decrease of $3.6 million from April 30, 2012
  Daegis eDiscovery, AXS-One and Gupta Technologies businesses each released major new versions of software

“Our AXS-One Archive business had a strong fourth quarter and year as a result of expansion with current customers as well as signing net new business. Our Gupta and Composer Technologies businesses had a solid year with new product releases and continued strong customer satisfaction. In the eDiscovery business, we continued to execute on our SaaS strategy and gained traction with our managed document review service. Additionally, we’re beginning to see the tangible results of aligning our cost structure with our current and expected revenue plans,” said Tim Bacci, CEO of Daegis. “While we’re not where we’d like to be from a revenue standpoint, we have the foundational elements in place and will be executing on our e-discovery and archiving integration strategy over the next several quarters to take advantage of the growth opportunities ahead of us.”

Mr. Bacci added, “As we evaluate the business and optimize our cost structure to accelerate on strategies where we see the most opportunity, we have decided to open an office in Dallas, Texas and relocate the Company’s headquarters there. Texas is a strong territory for our businesses and we view this move as an opportunity to increase the Company’s operational efficiencies and access an additional talent pool, as needed.”

Fourth Quarter Fiscal 2013 Financial Summary

$ In Millions, except per share and % data	Q4 FY2013	Q4 FY2012	% or $ Change
Total Revenue	$9.8	$9.8	(0.4%)
Total eDiscovery Revenue	$4.1	$4.3	(4.5%)
Total Database, Archive, and Migration Revenue	$5.7	$5.5	2.7%
GAAP Net Income (Loss)	$0.2	($15.7)	$15.9
GAAP Net Income (Loss) Per Share - Diluted	$0.01	($1.08)	$1.09
Adjusted EBITDA(1)	$1.5	$0.3	$1.2
Adjusted EBITDA Margin(1)	16%	3%	13%
Non-GAAP Net Income (Loss) (1)	$0.6	($0.4)	$1.0
Non-GAAP Net Income (Loss) Per Share - Diluted(1)	$0.04	($0.03)	$0.07

Full Year Fiscal 2013 Financial Results Summary

$ In Millions, except per share and % data	FY2013	FY2012	% or $ Change
Total Revenue	$40.2	$43.5	(7.5%)
GAAP Net Income (Loss)	$0.5	($16.7)	$17.2
GAAP Net Income (Loss) Per Share - Diluted	$0.01	($1.16)	$1.17
Adjusted EBITDA(1)	$5.6	$6.1	(8.9%)
Adjusted EBITDA Margin(1)	14%	14%	0%
Non-GAAP Net Income(1)	$2.3	$2.6	(10.8%)
Non-GAAP Net Income Per Share – Diluted(1)	$0.14	$0.16	($0.02)
Cash and cash equivalents (2)	$5.5	$4.8	$0.7
Long Term Debt (2)	$17.7	$21.3	($3.6)

(1) See reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income.

(2) Results as of April 30, 2013 and 2012.

Investor Conference Call

Management will host a conference call today, June 25, 2013, at 2:00 p.m. PT (5:00 p.m. ET) to review the fourth quarter and full year fiscal 2013 financial results. The call can be accessed by dialing (877) 941-1427 or (480) 629-9664 for international callers. Additionally, the conference call will be broadcast live on Daegis’ website at www.daegisinc.com. A replay of the call will be available through July 5, 2013 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 4623464#.

About Daegis Inc.

Daegis Inc. (NASDAQ: DAEG) is an eDiscovery and information management company, delivering eDiscovery, archiving software, data management tools, and migration solutions. The Daegis eDiscovery division delivers market-leading eDiscovery software through Daegis Edge, an end-to-end platform to manage the entire litigation lifecycle, and Acumen, our revolutionary predictive coding software. Our AXS-One archiving software helps corporations to preserve and manage electronic information for legal discovery and regulatory compliance. Our Gupta Technologies and Composer Technologies businesses serve customers around the globe with development tools, databases and application migration software. Visit our websites to learn more.

Use of Non-GAAP Financial Information

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, Daegis uses certain Non-GAAP measures of financial performance. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income” and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

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DAEGIS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	April 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$5,459	$4,752
Accounts receivable, net	10,594	10,968
Prepaid expenses and other current assets	1,203	1,805
Assets held for sale	926	—
Total current assets	18,182	17,525

Property and equipment, net	1,934	2,827
Goodwill	11,706	11,706
Intangibles, net	7,152	8,690
Other assets, net	733	1,121
Total assets	$39,707	$41,869

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$243	$450
Current portion of long term debt	2,519	2,945
Accrued compensation and related expenses	2,697	2,465
Common stock warrant liability	204	569
Other accrued liabilities	863	819
Deferred revenue	8,449	8,412
Liabilities held for sale	526	—
Total current liabilities	15,501	15,660

Long term debt, net of current portion	15,170	18,306
Deferred tax liabilities	923	734
Other long term liabilities	1,429	1,148
Total liabilities	33,023	35,848

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock	2	2
Common stock	15	15
Additional paid-in capital	100,053	99,860
Accumulated other comprehensive income	280	341
Accumulated deficit	(93,666)	(94,197)
Total stockholders’ equity	6,684	6,021
Total liabilities and stockholders’ equity	$39,707	$41,869

DAEGIS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2013	2012	2013	2012
Revenues:
eDiscovery	$4,074	$4,267	$16,281	$19,981
Database, archive, and migration	5,696	5,544	23,912	23,488
Total revenues	9,770	9,811	40,193	43,469

Operating expenses:
Direct costs of eDiscovery revenue	1,318	2,279	7,374	9,402
Direct costs of database, archive, and migration revenue	1,483	1,443	5,432	5,398
Product development	2,067	1,992	7,478	7,661
Selling, general and administrative	4,140	4,756	18,594	19,020
Sale of intangible trade name	—	—	(1,000)	—
Impairment of goodwill and intangible assets	—	15,047	—	15,047
Total operating expenses	9,008	25,517	37,878	56,528
Income (loss) from operations	762	(15,706)	2,315	(13,059)

Other income (expense):
Loss on extinguishment of debt	—	—	—	(2,166)
Gain from change in fair value of common stock warrant liability	62	418	365	1,054
Interest expense	(383)	(438)	(1,632)	(2,270)
Other, net	(145)	(2)	(234)	(68)
Total other income (expense)	(466)	(22)	(1,501)	(3,450)

Income (loss) before income taxes	296	(15,728)	814	(16,509)
Provision for income taxes	108	4	282	153
Net income (loss)	$188	$(15,732)	$532	$(16,662)

Income (loss) per share:
Basic	$0.01	$(1.08)	$0.01	$(1.16)
Diluted	$0.01	$(1.08)	$0.01	$(1.16)

Weighted-average shares used in computing income (loss) per share
Basic	14,718	14,718	14,718	14,672
Diluted	14,736	14,718	14,728	14,672

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2013	2012	2013	2012
GAAP income (loss) from operations	$762	$(15,706)	$2,315	$(13,059)

Amortization of intangible assets	384	483	1,538	2,115
Stock based compensation expenses	100	217	593	921
Depreciation	281	290	1,123	1,086
Impairment of goodwill and intangible assets	—	15,047	—	15,047
Total adjustments to GAAP income (loss) from operations	765	16,037	3,254	19,169

Adjusted EBITDA	$1,527	$331	$5,569	$6,110

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)

GAAP net income (loss)	$188	$(15,732)	$532	$(16,662)

Amortization of intangible assets and warrant discount	384	483	1,538	2,158
Stock based compensation expenses	100	217	593	921
Gain from change in fair value of common stock warrant liability	(62)	(418)	(365)	(1,054)
Loss on extinguishment of debt	—	—	—	2,166
Impairment of goodwill and intangible assets	—	15,047	—	15,047
Total adjustments to GAAP net income (loss)	422	15,329	1,766	19,238

Non-GAAP net income (loss)	$610	$(403)	$2,298	$2,576

Non-GAAP diluted income (loss) per share	$0.04	$(0.03)	$0.14	$0.16

Weighted average shares used in computing income (loss) per share:
Dilutive	16,403	14,718	16,395	16,131